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                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-57103) of Mack-Cali Realty, L.P. of our report dated February 20, 2001, relating to the financial statements and financial statement schedule, which appears in the Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
March 6, 2001